SEE LEGENDS ON REVERSE SIDE
     NUMBER K0001                                       SHARES 500,000

     8.40% Cumulative Preferred Stock, Series K


                                                            CUSIP 894190776

                            Travelers Group Inc.
            Incorporated Under the laws of the State of Delaware
                 8.40% Cumulative Preferred Stock, Series K
                         $1.00 par value per share

               This Certifies that The Bank of New York (as successor to First Chicago Trust Company of New York), as Depositary (the "Depositary") under a Deposit Agreement dated as of February 13, 1996 among Travelers Group Inc. (as successor to Salomon Inc), the Depositary and Holders of Depositary Receipts issued thereunder is the owner of Five Hundred Thousand fully paid and nonassessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person, or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

              In Witness Whereof the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation this ___ day of __________________ A.D. 19___

     COUNTERSIGNED AND REGISTERED
       THE BANK OF NEW YORK

     TRANSFER AGENT AND REGISTRAR

                              _______________________________
                              President

                              _______________________________
                              Secretary


     The Corporation will furnish without charge to any registered stockholder who so requests, a copy or summary of the Certificate of Designations setting forth the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request should be addressed to the Secretary of Travelers Group Inc., 388 Greenwich Street, New York, New York 10013.

     This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Restated Certificate of Incorporation, as amended (copies of which are on file at the Office of the Transfer Agent) to all of which the holder hereof by acceptance hereof assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

          For Value Received,________________________ hereby sell, assign and transfer unto

     PLEASE INSERT SOCIAL SECURITY OR OTHER
       IDENTIFYING NUMBER OF ASSIGNEE
     _________________________________________________________

     __________________________________________________ Shares
     represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

          Dated____________________ 19____

               In presence of  _______________________________

     _______________________________________

     NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE
     WHATEVER.